                   AMENDMENT TO PLEDGE AND SECURITY AGREEMENT


         This Agreement is made the 16th day of October, 2000, by and among Great Lakes of Michigan, LLC, a Minnesota limited liability company ("Great Lakes"), Lakes Gaming, Inc., a Minnesota corporation ("Lakes"), and the Pokagon Band of Potawatomi Indians (the "Band").

                              W I T N E S S E T H:

         WHEREAS, the Band and Lakes have entered into a Development Agreement dated as of July 8, 1999 (the "Development Agreement") and a Management Agreement dated as of July 8, 1999 (the "Management Agreement"; collectively, with the Development Agreement, the "Agreements"), pursuant to which the Band has engaged Lakes to, among other things, assist the Band in the design, development, construction and management of a gambling casino and certain related amenities (as defined in the Development Agreement, the "Facility"); and

         WHEREAS, pursuant to the Development Agreement Lakes has agreed to make certain payments and advances to the Band, including without limitation the Transition Loan, the Lakes Development Loan and the Non-Gaming Land Acquisition Line of Credit (collectively the "Lakes Loans"), and the Scholarship Program Fee, and has agreed to perform development services with regard to the Facility, all on the terms set out in that Agreement; and

         WHEREAS, pursuant to the Management Agreement Lakes has agreed to manage the Facility on the terms set out in that Agreement; and

         WHEREAS, the obligations of Lakes to the Band are secured by a Pledge and Security Agreement between Lakes and the Band (the "Pledge Agreement") and by an Account Control Agreement among Lakes, the Band and Firstar Bank, N.A., f/k/a Firstar Bank of Minnesota, N.A. (the "Control Agreement"), each dated as of July 8, 1999; and

         WHEREAS, Lakes has informed the Band that it wishes to restructure its corporate organization by forming a first tier subsidiary, Lakes Gaming and Resorts, LLC, a Minnesota limited liability company ("LG&R"), to own the equity in second-tier subsidiaries, including Great Lakes, that will be engaged in gaming and gaming-related businesses (the "Restructuring"); and

         WHEREAS, in connection with such restructuring Lakes has requested that the Band consent to the assignment to Great Lakes of (i) Lakes' rights and obligations


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under the Agreements, the Lakes Loans and all related documentation (the
"Obligations") , and (ii) the Account and related cash, financial assets and investment property, as defined in the Control Agreement, subject to the continuing first perfected security interest of the Band; and


         WHEREAS, Lakes and LG&R have agreed, as a condition to the Band's consent, to unconditionally guaranty the Obligations, as assumed by Great Lakes, including without limitation the obligations of Great Lakes under the Pledge Agreement and the Control Agreement; and

         WHEREAS, it is the intent of the parties that the restructuring not affect or impair the Band's rights and remedies under the Obligations or the Band's first perfected security interest in the Account, other than the conversion of Lakes from primary obligor to unlimited guarantor;

         WHEREAS, under the Agreements Lakes cannot carry out such restructuring without the Band's consent; and

         WHEREAS, the Band is willing to so consent, but only on the terms and conditions set out in this Agreement and in a certain Assignment and Assumption Agreement of near or even date among the Band, Lakes, Great Lakes and LG&R (the "Assignment Agreement");

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Recitals True. The above recitals are true.


2. Defined Terms. Capitalized terms used but not otherwise defined herein and defined in the Pledge Agreement shall have the same meaning herein as therein.

3. Assignment of Account. Lakes represents to the Band that it has, pursuant to the Assignment Agreement, assigned and transferred to Great Lakes all rights of Lakes in and to the Account and all cash, financial assets and investment property credited to the Account, subject to the first perfected security interest of the Band.

4. Acceptance of Assignment. Great Lakes accepts the assignment of the Account and all related cash, financial assets and investment property, and agrees to perform and discharge Lakes' obligations under the Pledge


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     Agreement in accordance with the terms thereof as if Great Lakes had originally been a party thereto. The liabilities so assumed by Great Lakes include any obligations or liabilities of Lakes which have accrued under the Pledge Agreement as of the date hereof, as well as those subsequently accruing. Great Lakes recognizes and agrees that the Account and all cash, financial assets and investment property credited to the Account are and shall remain subject to the first perfected security interest of the Band in accordance with the Pledge Agreement and the Account Control Agreement.

5.   Amendment to Pledge Agreement. The Pledge Agreement is amended as follows:

     a. All references in the Pledge Agreement to Lakes (other than in the recitals) or to Pledgor shall be deemed to refer to each of Lakes and Great Lakes.

     b. S. Eric Marshall is deleted from the list of persons to whom copies of notices to the Band must be given.

     c. The definition of "Secured Obligations" in ss.1(a) of the Pledge Agreement is amended so that it reads in its entirety as follows:

                "'Secured Obligations' includes (i) the obligations of Great Lakes and Lakes to the Band under or relating to the Agreements, and (ii) the obligations of Lakes and LG&R under their Guaranty to the Band dated October 16, 2000."

     d. The following person is added as a person to whom copies of notices to Great Lakes must be given:

          Brian J. Klein, Esq.
          Mason Edelman Borman & Brand, LLP
          3300 Norwest Center
          90 South Seventh Street
          Minneapolis, MN 55402-4140

6. Reservation of Rights. The Band expressly reserves all rights against Lakes under the Pledge Agreement.

7. Warranties and Representations. Each of Great Lakes and Lakes warrants, represents and covenants to the Band that:


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         a.   The Agreement and the Pledge Agreement each constitute the legal, valid and binding obligation of Great Lakes and Lakes, and are fully enforceable in accordance with their terms; and

         b. Neither the execution or delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Lakes or Great Lakes under any agreement or instrument to which they or either of them is now a party or by which they may be bound; and

         c. The Band has, and at all times until the termination of the Control Agreement in accordance with ss. 8 thereof shall have, a first perfected security interest in the Account and all cash, financial assets and investment property credited to the Account.

     8. Further Assurances. From time to time hereafter, Lakes, Great Lakes and/or the Band will execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents, and will take all such actions, as may reasonably be requested by the other party or parties, for the purpose of implementing or effectuating the provisions of this Agreement.

     9. Governing Law. This Agreement shall be interpreted in accordance with the law of the internal law of Minnesota.

     10. Amendments, Assignments, Etc. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto. No modification shall be implied from course of conduct. Great Lakes may not further assign its rights in the Account and its obligations under the Control Agreement without the written consent of the Band.

     11. Gender and Number; Counterparts. Whenever the context so requires the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural, and conversely in each case. This Agreement may be executed in separate counterparts and said counterparts shall be deemed to constitute one binding document.

     12. Notices to Great Lakes. Great Lakes agrees that any notice or demand upon it shall be deemed to be sufficiently given or served if it is in writing and is personally served or in lieu of personal service is mailed by first class certified mail, postage prepaid, or be overnight mail or courier service, addressed to



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          Great Lakes at the address of Lakes and with copies set forth in ss. 8 of the Pledge Agreement.

     13. Arbitration; Limited Waiver of Sovereign Immunity. Any disputes under this Agreement shall be subject to arbitration as provided in ss.14.2 of the Development Agreement; provided that any demand for arbitration shall be made within 30 days after a notice of default, denominated as such, is given under this Agreement. The Band's limited waiver of sovereign immunity in ss.ss. 14.1 and 14.3 of the Development Agreement shall apply to this Agreement; provided that the liability of the Band under any judgment shall always be Limited Recourse, and in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Band other than the limited assets of the Band specified in Section 14.3(i) of the Development Agreement.

     14. Ratification. Except as expressly modified in this Agreement, the Pledge Agreement is ratified and confirmed.

     15. Interpretation. This Agreement, the related amendments to the Agreements and to the Control Agreement (the "Amendments") and the Obligations shall be interpreted in favor of the Band so as to ensure for the Band the full benefit of its rights, powers and remedies under the Obligations notwithstanding the Restructuring, this Agreement and the Amendments; and to fully implement the intent of the parties that the Restructuring, this Agreement and the Amendments not affect or impair the Band's rights, powers and remedies under the Obligations, other than the conversion of Lakes from primary obligor to unlimited guarantor, or the Band's continuing first security interest in the Account.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 16th day of October, 2000

WITNESS:
                                   GREAT LAKES OF MICHIGAN, LLC


                                          BY:
                                             ------------------------------
                                          NAME: Timothy J. Cope
                                          ITS: Chief Financial Officer


                                   LAKES GAMING, INC.


                                          BY:
                                             ------------------------------
                                          NAME:  Timothy J. Cope
                                          ITS: Chief Financial Officer

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                                    THE POKAGON BAND OF POTAWATOMI
                                    INDIANS


                                         BY:
                                            ------------------------------

                                         NAME: ---------------------------
                                         ITS: Council Chairman


                                         BY:
                                            ------------------------------

                                         NAME: ---------------------------
                                         ITS: Secretary



Seen and consented to:



                                    LAKES GAMING AND RESORTS, LLC


                                         BY:
                                            ------------------------------
                                         NAME:  Timothy J. Cope
                                         ITS: Chief Financial Officer